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                                                                 EXHIBIT 10.142


                            MEMORANDUM OF AGREEMENT


                 The Memorandum of Agreement ("MOA") made this 11th day of March, 1996 by and among Teltronics, Inc., a Delaware corporation with offices located at 2150 Whitfield Industrial Way, Sarasota, Florida 34243 ("Teltronics"), as agent and on behalf of ISL, Inc., a Delaware corporation to be formed ("ISL"), Interactive Solutions Limited, a Kentucky limited liability company ("Interactive") and its members, Kevin Rogers residing at

______________, ______________, ____________ _______, Bruce Hanks residing at


______________, ______________, ____________ _______, Mike Jonas residing at


______________, ______________, ____________ _______, (the three members hereinafter referred to as the "Group").

                 WHEREAS, certain technology was developed by the Group and Interactive together with any and all rights associated therewith, including, but not limited to the ideas, designs, patents, trademarks and proprietary information related to the business of Interactive ("Technology"); and

                 WHEREAS, the Group owns 68.91% of the outstanding securities of Wesco Capital Holding Corp. ("Wesco")(the "Shares"); and

                 WHEREAS, on the terms and subject to the conditions described herein ISL desires to purchase from Interactive and the Group and Interactive and the Group desire to sell to ISL all of their rights, title and interest in and to the Shares of Wesco and all of their rights, title and interest in and to the Technology.

                 NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements hereinafter set forth, the parties hereto agree as follows:

                 1.      ORGANIZATION, CAPITALIZATION OF ISL.

                         (a)      Certificate of Incorporation.  As soon
practicable after signing of this MOA, Teltronics shall cause ISL to be incorporated under the State of Delaware by executing and signing with the Delaware Secretary a Certificate of Incorporation.

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         2.      PURPOSE.  ISL shall be formed to acquire the Shares and
Technology in order to research and develop hardware and software technologies for the telecommunications and computer industry and to engage in any lawful act or activity for which corporations may be organized pursuant to the Delaware Corporation Law.

         3.      CORPORATE MANAGEMENT.

                 (a) Directors. The following individuals will be the initial members of the Board of Directors of ISL upon the Closing as defined in paragraph 6 of the MOA ("Closing"):

                          Ewen R. Cameron           CEO
                          Kevin Rogers              President
                          Paul Shrader              CFO

                 (b) Officers. The following individuals will be the initial officers of ISL and will hold the office set forth below opposite their name upon the Closing:

                          Ewen R. Cameron           Chief Executive Officer
                          Paul Shrader              Chief Financial Officer
                          Kevin Rogers              President
                          Bruce Hanks               Vice President

                 (c) Employment Agreement. On or at the Closing, ISL shall take any and all appropriate action to enter into separate Employment Agreements with each of Kevin Rogers and Bruce Hanks providing for a term of five (5) years. The Employment Agreement shall allow each employee to be eligible to participate in any benefit plans offered to salaried employees of Teltronics. The Employment Agreement may be terminated at any time for cause, and will provide for ninety (90) days severance pay if terminated without cause and shall contain such other terms deemed necessary or appropriate by the mutual agreement of ISL and the employee.

                 (d) Administrative Services Agreement. At the Closing, ISL shall enter into an Administrative Services Agreement with Teltronics pursuant to which Teltronics shall provide management and administrative services to ISL at a level to be mutually determined for which Teltronics shall be compensated for providing such management and administrative services.

         4. PURCHASE OF AND SALES OF SHARES AND TECHNOLOGY. At the Closing and subject to the terms and conditions of this MOA:

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                 (a)      Group shall sell, assign, transfer and deliver to
ISL and ISL shall purchase from the Group all of the Shares of Wesco, held by them, free and clear of all liens, claims, charges, restrictions, equities or encumbrances of any kind.

                 (b) Group shall sell, assign, transfer and deliver to ISL and ISL shall purchase from Group all of their rights, title and interest in and to the Technology.

                 (c) Interactive shall sell to ISL and ISL shall purchase from Interactive all of its rights, title and interest in and to the Technology.

                 (d) As consideration for the Shares and all interest of the Group and Interactive in and to the Technology, ISL shall deliver 1,000,000 Non-Voting Convertible Common Shares of Teltronics par value of $.001/share (the "Convertible Common") which shall contain and be issued subject to the terms described in Exhibit A to this MOA.

                 (e) Group and Interactive shall enter into an Indemnification Agreement under which Group and Interactive shall agree that the Convertible Common shall be held in escrow to indemnify and hold harmless ISL and/or Teltronics, from and against:

                          (i)     any breach of the representations and
warranties made by Group in this MOA; and

                          (ii)    any claim made or threatened to be made by or
on behalf of Wesco and/or any party other than Group relating to this MOA, the transactions contemplated hereunder and/or the Technology.

         5.      REPRESENTATIONS AND WARRANTIES.

                 Group jointly and severally represent and warrant to ISL and Teltronics, as follows:

                 (a) Group owns and holds legal title to the Shares free and clear of all liens, claims, equities or encumbrances of any kind.

                 (b) Group has all of the necessary authority to enter into and is not prohibited from entering into, this MOA and perform and complete the transactions contemplated hereunder.

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                 (c)      The execution and delivery of this MOA does not and
the performance of this MOA will not conflict with or result in a breach or violation under, the terms of any agreement, indenture, mortgage or other instrument to which Group or their interest in the Technology or Shares are subject.

         6. CLOSING. Except as may be otherwise agreed to by the parties, the closing of the purchase and sale ("Closing") of the Shares and Technology shall take place at ISL offices, 2150 Whitfield Industrial Way, Sarasota, Florida on or before the 15th day of April, 1996 ("Closing Date") at 10:00 a.m.

         7. CONDITIONS PRECEDENT TO TELTRONICS' OBLIGATIONS. All of the obligations of ISL and/or Teltronics under this MOA are subject to fulfillment prior to or at the Closing of the following to the satisfaction of Teltronics:

                 (a) Interactive and/or Group have good and marketable title to the Technology, free and clear of all liens, security interests, licenses, encumbrances of any kind or nature whether recorded or resulting by operation of law.
                 (b) Each of the representations and warranties of the Group contained in the MOA shall be true at the Closing as though such representations and warranties were made at the Closing.

                 (c) There shall have occurred no change in, damage to or claims against the Technology.

                 (d) Interactive shall have acquired, on terms and conditions satisfactory to Teltronics, a release by Wesco of any and all claims by Wesco for an aggregate payment of $100,000.

         8.      MISCELLANEOUS PROVISIONS.

                 (a) Entire Agreement. This instrument contains the entire agreement of the parties with respect to its subject matter and supersedes and replaces any prior agreement or understanding (oral and written) including specifically but not exclusively the Memorandum of Agreement dated March 8, 1996, and no amendment, modification or waiver of any provision hereof shall be valid unless it be in writing and signed by all the parties hereto.

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                 (b)      Non-Waiver.  The waiver of or failure to take action
with regard to any breach of any term or condition of this MOA shall not be deemed to constitute a continuing waiver or a waiver of any other breach of the same or any other term or condition.

                 (c) Paragraph and Other Headings. The paragraph and other headings contained in this MOA are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

                 (d)      Counterparts.  This MOA may be executed
simultaneously in two (2) or more counterparts, any of which shall be deemed an original, and all of which together shall constitute one and the same instrument, notwithstanding that all of the parties are not signatory to the original or the same counterparts.

                 (e) Persons Bound. This MOA and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective legal representatives, heirs, distributees, successors and assigns.

                 (f) Choice of Law. This MOA shall be construed and enforced in accordance with and governed by the laws of the State of Florida.

                 (g) Gender and Number. The masculine gender as used in this MOA shall be deemed to refer to and include the feminine and neuter genders and the singular and plural when required by the context shall be deemed to include the plural or singular, as the case may be; the word "person" shall include corporation, firm, partnership or other form of association.

                 (h) Severability. If any provision of this MOA or the application thereof to any person or circumstances is held invalid, the remainder of this MOA and the application of that provision to other persons and circumstances shall not be affected thereby.

                 (i) Inconsistent Provisions. If any provisions of this MOA is inconsistent with any provision of any other document requirement or executed pursuant to this MOA, the provisions of this MOA shall be controlling and supersede such other document.

         IN WITNESS WHEREOF, the parties have caused this MOA to be executed and delivered the date and year first above written.

                                        Interactive Solutions Limited

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                                     a Kentucky Limited Liability Company


                                     By: /s/ Kevin Rogers
                                        -------------------------------------

                                     Its:
                                            President
                                        ------------------------------------


                                     Teltronics, Inc., as agent for and
                                     on behalf of a corporation to be formed


                                     By: /s/ Ewen R. Cameron
                                        -------------------------------------

                                     Its:
                                            President & CEO
                                        ------------------------------------


                                         /s/ Kevin Rogers
                                     ----------------------------------------
                                     Kevin Rogers


                                         /s/ Bruce Hanks
                                     ----------------------------------------
                                     Bruce Hanks


                                         /s/ Mike Jonas
                                     ----------------------------------------
                                     Mike Jonas





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                                                              EXHIBIT A

                               TELTRONICS, INC.
                          SUMMARY OF PROPOSED TERMS

ISSUER:                          Teltronics, Inc. ("Issuer")

SECURITIES:                      1,000,000 shares of non-voting common stock,
                                 $.001 par value ("Convertible Common").

DIVIDENDS:                       Shares will have dividends only if,
                                 when and as declared by the Board of
                                 Directors.

VOTING: Will have no voting rights except with respect to any attempted amendment, repeal or modification of the Certificate of Incorporation or Designations by Issuer changing the rights of the Convertible Common.

CONVERSION:                      Provided the Group is not in default of its
                                 obligations under the MOU, the Group will have the option to convert the Convertible
                                 Common to Common stock of the Issuer on a one share for one share basis thirty days after demonstration of each of the following to the satisfaction of the Issuer ("Conversion
                                 Date"):

                            (i) ISL enters into and receives a fully executed contract from the U.S. Department of Defense, Department of the Army, utilizing the Technology, with contract revenues of no less than $50,000,000 or ISL enters into and receives a fully executed major contract utilizing the Technology, with contract revenues of $50,000,000 or more on terms and conditions acceptable to the Board of Directors; and

                           (ii)  Issuer completes due diligence and
                                 investigation of the Group, Wesco and the Partnership with respect to ownership of the Technology and authorization of its transfer.


REDEMPTION:                      Issuer will have the right to redeem, in whole
                                 or in part, the Convertible Common not
                                 previously converted at any time commencing six months subsequent to the Conversion Date by payment of a redemption price equal to $500,000 ("Conversion Price") plus 15% of the
                                 Conversion Price for each year the Convertible
                                 Common are oustanding prior to conversion.

RESTRICTED SECURITIES:           The Shares will be restricted securities
                                 within the meaning of Rule 144 promulgated
                                 under the Securities Act of 1933, as amended.
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SHAREHOLDER
AGREEMENT:                       The Group and Issuer will enter into a
                                 Shareholder Agreement which will provide that:

                           (i) The holder of the Convertible Common will not acquire any additional Common Shares of Issuer from any party nor grant to or receive from any other party any voting rights with respect to the Common Shares for a period of five years without the approval of two thirds of the members of the Board of Directors of the Issuer.

                          (ii) The holder will not sell, transfer or dispose any of the Convertible Common and/or the Common without offering Issuer a right of first refusal to acquire such Convertible Common and/or Common on the same terms and conditions proposed by any third party.

CERTIFICATE OF
INCORPORATION:                   Issuance of the Convertible Common requires
                                 amendments to the Issuer's Certificate of Incorporation to be approved at the next meeting by the stockholders of the Issuer.









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